Grant Park Fund

Class A, B, Global 1 and Global 3 Units

Monthly Performance Report • March 2015



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
555 W. Jackson, Suite 600
Chicago, IL 60661

Market Commentary: March 2015

Currencies: The U.S dollar rallied against global counterparts after the release of bullish economic data and comments from Federal Reserve Chair Yellen indicating the U.S. would increase interest rates sooner than its international counterparts. The euro fell in response to the onset of the European Central Bank's (ECB) quantitative easing initiatives. In the U.K., the British pound fell in reaction to disappointing economic indicators, political uncertainty ahead of the U.K. elections, and the Bank of England's decision to keep interest rates unchanged.

Energy: Crude oil prices fell in anticipation that an agreement over Iran's nuclear program could lead to the removal of sanctions and to an increase in global supplies. Natural gas prices moved lower as warm weather in the U.S. decreased demand and the U.S. government reported large increases in supplies.

Equities: U.S. equity markets fell amidst concerns over potential interest rate hikes and expectations for weak first quarter earnings. European equity markets moved higher, led by Germany's Dax Index which rose in anticipation the ECB's new quantitative easing measures would fuel growth in the Eurozone. In Japan, strong corporate earnings drove the Nikkei 225 Index higher.

Fixed Income: U.S. Treasury markets moved higher as weak U.S. economic data and the Federal Reserve's comments fueled speculation an interest rate hike was not imminent. Increased demand for safe-haven assets amidst geopolitical turmoil in the Middle East and equity market declines also played a role in driving fixed-income prices higher.

Grains/Foods: Corn and wheat markets fell after the U.S. Department of Agriculture forecasted larger-than-expected plantings and increased supplies for this spring. Coffee and sugar prices moved lower as weather conditions in Brazil improved and the strength of the Brazilian real weakened.

Metals: Gold markets weakened as strength in the U.S. dollar reduced demand for assets used to hedge the dollar. Copper markets moved higher when protests halted production at one of the world's largest copper mines and spurred concerns about future supplies. Strength in the copper markets was slightly offset by declines which were caused by worse-than expected U.S. and Chinese manufacturing data.

A Units (Closed)

			2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010
			11.0%	7.0%	15.3%	20.0%	-7.6%	-3.4%	9.1%	12.6%	19.9%	-9.2%	4.5%
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.5%	2.3%	-2.5%	3.8%	-6.9%	-3.8%	3.0%	-1.8%	-1.6%	-4.5%	-0.6%	0.0%	**-13.0%**
2012	0.0%	0.8%	-2.2%	0.0%	6.2%	-4.9%	3.6%	-1.3%	-2.1%	-5.6%	-0.6%	0.5%	**-6.1%**
2013	1.5%	-2.9%	1.2%	1.0%	-2.8%	-3.1%	-0.2%	-2.2%	-0.9%	1.6%	2.2%	0.9%	**-3.8%**
2014	-4.8%	1.2%	-2.9%	0.1%	0.9%	0.6%	-0.9%	4.2%	2.2%	0.6%	4.9%	0.6%	**6.7%**
2015	2.8%	-0.3%	0.4%										**2.9%**

B Units (Closed)

						2003	2004	2005	2006	2007	2008	2009	2010
						7.7%	-8.4%	-4.3%	8.3%	11.8%	18.9%	-9.9%	3.8%
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.6%	2.2%	-2.5%	3.7%	-7.0%	-3.8%	3.0%	-1.9%	-1.7%	-4.6%	-0.6%	-0.1%	**-13.5%**
2012	-0.1%	0.7%	-2.3%	-0.1%	6.1%	-4.9%	3.5%	-1.4%	-2.2%	-5.7%	-0.7%	0.5%	**-6.7%**
2013	1.4%	-2.9%	1.2%	1.0%	-2.9%	-3.2%	-0.3%	-2.3%	-0.9%	1.6%	2.2%	0.8%	**-4.4%**
2014	-4.8%	1.1%	-2.9%	0.1%	0.9%	0.5%	-0.9%	4.2%	2.2%	0.5%	4.9%	0.6%	**6.1%**
2015	2.8%	-0.3%	0.3%										**2.8%**

Global 1 Units

												2009	2010
												-4.3%	2.9%
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.7%	2.0%	-1.9%	2.9%	-6.5%	-3.3%	3.1%	-1.3%	-1.3%	-4.0%	-0.4%	0.1%	**-11.2%**
2012	0.4%	1.0%	-2.0%	0.3%	6.3%	-4.6%	3.9%	-1.2%	-1.8%	-5.4%	-0.4%	0.8%	**-3.3%**
2013	1.7%	-2.6%	1.5%	1.2%	-2.6%	-2.8%	0.0%	-2.0%	-0.6%	1.8%	2.4%	1.2%	**-1.2%**
2014	-4.6%	1.4%	-2.6%	0.4%	1.1%	0.8%	-0.7%	4.3%	2.4%	0.8%	5.3%	0.8%	**9.3%**
2015	3.0%	0.0%	0.6%										**3.6%**

Global 3 Units

												2009	2010
												-6.0%	0.7%
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.9%	1.8%	-2.0%	2.8%	-6.7%	-3.5%	2.9%	-1.4%	-1.5%	-4.2%	-0.6%	-0.1%	**-13.0%**
2012	0.2%	0.8%	-2.1%	0.1%	6.2%	-4.7%	3.7%	-1.3%	-2.0%	-5.5%	-0.6%	0.6%	**-5.2%**
2013	1.5%	-2.8%	1.3%	1.1%	-2.8%	-3.0%	-0.2%	-2.2%	-0.8%	1.6%	2.3%	1.0%	**-3.1%**
2014	-4.8%	1.2%	-2.8%	0.2%	1.0%	0.6%	-0.8%	4.2%	2.2%	0.7%	5.2%	0.7%	**7.5%**
2015	2.8%	-0.1%	0.4%										**3.1%**

A and B Units

Trading Performance by Sector


3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
March
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
21%	8%	35%	23%	6%	7%

Global Units

Trading Performance by Sector


3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
March
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
21%	8%	35%	23%	6%	7%

Sector Positions at Month-End


Commodities 21%
Financials 79%
Energies 8%
Grains 6%
Metals 7%
Currencies 21%
Equities 35%
Fixed Income 23%
Apr 14
May 14
Jun 14
Jul 14
Aug 14
Sep 14
Oct 14
Nov 14
Dec 14
Jan 15
Feb 15
Mar 15
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Grant Park Fund At-A-Glance

Product	Global Units		A and B Units
Class	1	3	
Account Type	Fee-based	Commission-based	
Minimum Investment	$5,000	$5,000	
Retirement Account	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	4.19%	6.31%	Closed to New Investment
Redemptions	Monthly after 90 days	Monthly after 90 days	
Penalty	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	
Eligibility	Varies by state, but not less than $300k net worth or $100k net worth and $85k income. IA and TN residents: Not less than $500k net worth or $100k net worth and $100k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - March 2015	
Total Fund Assets (A,B, Legacy, Global)	$295M
12-Month Return	17.3%
Average 12-Month Return	15.0%
36-Month Cumulative Return	0.5%
60-Month Cumulative Return	-6.6%
Compounded Annualized ROR	11.3%
3-Year Compounded Annualized ROR	0.2%
5-Year Compounded Annualized ROR	-1.3%
10-Year Compounded Annualized ROR	1.9%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (12/08 - 3/14)	-30.3%
Average 1-month Gain	5.9%
Average 1-month Loss	-4.1%
# of Winning Months	165
# of Losing Months	150

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] April 2005 - March 2015		
↑↓	Moved in Opposite Directions	43%
↑↑	Positive Results for Both	36%
↓↓	Negative Results for Both	21%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.